Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2021 relating to the financial statements of KKR Real Estate Finance Trust Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of KKR Real Estate Finance Trust Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 22, 2021